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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: JULY 17, 2002


                             COLORADO MEDTECH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         COLORADO                   000-12471                  84-0731006
----------------------------     ----------------          -------------------
(State or other jurisdiction     (Commission File            I.R.S. Employer
     of incorporation)               Number)               Identification No.)

                             4801 NORTH 63RD STREET
                             BOULDER, COLORADO 80301
          -------------------------------------------------------------
          (Address, including zip code, of principal executive offices)


                                 (303) 530-2660
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 17, 2002, Colorado MEDtech, Inc. (the "Company"), dismissed Arthur Andersen LLP ("Andersen") as its independent auditors and engaged KPMG LLP ("KPMG") as its new independent auditors for the fiscal year ending June 30, 2002. The Company's dismissal of Andersen and appointment of KPMG was at the direction of the Company's Board of Directors, based on the recommendation of the Company's Audit Committee.

         Andersen's reports on the Company's consolidated financial statements for each of the years ended June 30, 2001 and June 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended June 30, 2001 and 2000 and the interim period between June 30, 2001 and the date of this Form 8-K, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Andersen with a copy of the foregoing disclosures. Andersen has informed the Company that due to its current difficulties it will be unable to respond to the Company's filing stating its agreement or disagreement with such statements.

         During the years ended June 30, 2001 and 2000 and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED, this 17th day of July, 2002.


                                             COLORADO MEDTECH, INC.


                                             By: /s/ Gregory A. Gould
                                                --------------------------------
                                                Gregory A. Gould
                                                Chief Financial Officer






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